Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	June 25, 2013

AVCON ANNOUNCES PROGRESS ON LEARJET 20 SERIES STAGE 3 NOISE SUPPRESSOR

OLATHE, KANSAS, June 25, 2013, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces it is nearing completion of a supplemental type certificate project for a Learjet 20 series stage 3 noise suppression device.

The Learjet 20 series airplanes are subject to the FAA Modernization and Reform Act of 2012.  The Act has provisions that ban the operation of the Learjet 20 series airplanes in the United States after December 31, 2015.  The unmodified airplanes do not meet the current FAA Stage 3 noise level requirements.  Installation of the Avcon Noise Suppressor on the Learjet 20 series airplanes should allow continued use of the airplanes in 2016 and beyond.  Installations of the Avcon Noise Suppressor STC product are expected to begin in the fall of 2013.

“Butler National and Avcon are committed to the support of Classic Aviation Products and to the support of the fleet of approximately 400 Classic 20 series Learjets currently flying worldwide.  The Avcon Noise Suppressor STC will join an impressive list of over 100 STC enhancements, including RVSM, designed by Avcon to improve the stability, reliability, versatility and utility of the Classic Learjets.  The JET FC-110 autopilot used in the Learjet 20 series airplanes is owned and supported by Butler National and may be enhanced with modern electronic components.  We also have approved WAAS approach coupling solutions to the autopilot.

Some of the seven hundred thirty-five Learjet 20 series built since 1965 have been out of service pending a solution for the Stage 3 noise requirements.  We expect some of these may be restored to service.  Our goal is to provide a cost-effective alternative to these owners who would like to continue to fly their Learjet 20 series airplanes,” commented Clark Stewart, President and CEO of Butler National Corporation.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K for the year ended April 30, 2012, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Jim Drewitz, Public Relations jim@jdcreativeoptions.com www.jdcreativeoptions.com Aric Peters, Director of Sales jap@butlernational.com Butler National Corporation Investor Relations	Ph (830) 669-2466 Ph (913) 780-9595 Ph (913) 780-9595